Deutsche Bank
Investor Relations

Exhibit 99.3

Q4 / FY 2023 results

#PositiveImpact

February 1, 2024

Results reflect the strength of *Global Hausbank* strategy

FY 2023

- Achieved revenue CAGR of 6.6% since 2021 supports new target of 5.5-6.5%[1], with ambition to reach total Group revenues of ~€ 32bn in 2025
- Invested to protect and grow franchise and progressed on cost efficiency measures; expect forward quarterly run-rate of € 5bn for adjusted costs
- Resilient balance sheet, capital and risk management; demonstrated ability to withstand volatility
- Plan to propose € 0.45 per share (~€ 900m) dividend in respect of FY 2023 and approved further H1 buyback of € 675m
- Poised to accelerate shareholder distributions and to outperform € 8bn target[3]; dividend guidance of € 1.00 per share in respect of FY 2025, subject to 50% payout ratio[5]

€ 28.9bn
Revenues

7.4%
RoTE[2]

13.7%
CET1 ratio

>€ 3.3bn
Capital distributions since 2022[4]

Notes: throughout this presentation totals may not sum due to rounding differences and percentages may not precisely reflect the absolute figures; CAGR - compound annual growth rate; for footnotes refer to slides 50 and 51

Sharpened business model with growing revenues

In € bn, unless stated otherwise

Improving revenue mix



Net revenues
Group
24.0
+6%
25.4
+7%
27.2
+6%
28.9
24.8
25.7
28.1
28.8
9.3
2.2
5.1
8.1
9.6
2.7
5.2
8.2
10.0
2.6
6.3
9.2
9.2
2.4
7.7
9.6
71%
78%
from more predictable revenue streams¹
2020
2021
2022
2023
Investment Bank
Asset Management
Corporate Bank
Private Bank

Investing to grow our client franchise

- Product innovation in Corporate Bank coupled with relationship manager hiring in strategic growth areas is accelerating deals won with largest multinational clients
- Focus on developing fee businesses, including via Numis acquisition as well as senior banker hires in Origination & Advisory and Wealth Management
- Substantial net inflows in AuM of € 57bn across Private Bank and Asset Management with combined AuM of € 1,455bn
- Recent upgrades from major rating agencies driving increased client engagement and incremental business

Notes: AuM – assets under managements; for footnotes refer to slides 50 and 51

Strong revenue trajectory supported by resilient and diversified franchise positioning

Revenue trajectory



3.5-4.5%
Original IDD 2022 CAGR target¹
5.5-6.5%
Revised CAGR target¹
~2.5%
NIR
~4%
NII
€ 25.4bn
~€ 32bn
2021
NIR
NII
2025 ambition

Revenue growth drivers in 2024-2025

Noninterest income (NIR)

- **Growth in Corporate Bank commission and fees** via enhanced coverage of existing and new clients, coupled with development of new platforms and solutions
- **Significant growth in Investment Bank O&A** driven by strategic investments, selective hiring and integration of Numis, aiming **to be 6-8 ranked global O&A franchise**[2]
- **Sustained performance in Investment Bank FIC** solidifying position as **top 4 global FIC franchise**[2]
- **Growth in Private Bank revenues from investment products at 10% p.a.**, supported by investments in franchise, strategic hires and capital-light lending business
- **Increase in Asset Management revenues** reflecting organic growth in targeted areas, including in Passive, as well as improving markets

Net interest income (NII)

- **Partial normalization of NII in 2024** from the development of deposit rate pass through mainly in Corporate Bank
- **NII growth in Corporate Bank and Private Bank in 2025** compared to 2024, driven by replication portfolio, volume growth and non-rate sensitive NII

Notes: for footnotes refer to slides 50 and 51

Accelerating growth in noninterest income driven by targeted investments

Corporate Bank

- Investing into fee-generating payment platforms and enhanced industry coverage teams
- Expansion of fee-based institutional business and increasing intensity in cross-divisional solutions
- Accelerated development of new business, including Merchant Solutions and Digital Asset Custody

Investment Bank

- Significant growth in Origination & Advisory driven by strategic investments and selective hiring for targeted sectors
- Integration of Numis to create leading UK franchise
- Sustained performance in FIC Sales & Trading through deeper client penetration and focused product diversification

Private Bank

- Strong foundation for growth with Q4 assets under management of € 559bn, up 8% year on year
- Digital channel enhancements and shift towards internal portfolio solutions
- Higher investment fee revenues in International Private Bank, supported by new assets and growth in Lombard lending

Asset Management

- Strong step-off for future growth with Q4 assets under management of € 896bn, up 9% year on year
- Growing Xtrackers through product innovation and regional expansion
- Focus on Alternatives Credit Europe and Real Estate Debt in the US
- Strengthening Fixed Income and Multi Asset capabilities to increase potential for scaling

Peak investment year to future proof franchise

FY 2023, in € bn, unless stated otherwise


0.3
Savings from efficiency measures
0.7
Non-recurring
Run-rate
0.2
0.2
0.1
0.1
Investments
Operational efficiency
Numis acquisition
Business growth
Controls & remediation

- **Workforce optimization:** restructuring and severance associated with targeted reduction of headcount across divisions and infrastructure
- **Real estate one-offs:** impairment of real estate items and other one-offs
- **Goodwill impairment:** acquisition of Numis to create leading UK advisory franchise
- **Capital-light growth:** investments into targeted hiring in Corporate Bank, Investment Bank Origination & Advisory and Private Bank Wealth Management
- **Numis operations:** running costs associated with Deutsche Numis operations
- **Controls spend:** ongoing enhancement of KYC, AML and other control capabilities
- **Remediation:** Postbank service remediation[1]

Notes: for footnotes refer to slides 50 and 51

Reinforced cost execution supports operating leverage

In € bn, unless stated otherwise

Noninterest expenses


75.1
Cost/income ratio, in %
<62.5
21.7
(0.7)
(0.4)
(0.4)
~€ 20
2023
Nonop. costs
Adjusted costs
2025 ambition
Bank levies

Cost management agenda in 2024-2025

Run rate management

- Significant reduction in nonoperating expenses following a series of one-off items, including € 0.2bn of goodwill impairment and € 0.6bn of restructuring and severance
- Ongoing cost management to offset inflation impacts and to keep expenses flat in order to sustain investments, including strict non-compensation cost and workforce management

Efficiency measures

- Continued progress on € 2.5bn efficiency measures, with delivered or expected savings of € 1.3bn from executed measures, including significant progress on Germany optimization, technology and infrastructure efficiency, as well as front-to-back improvements
- Included in these measures is the reduction of ~3,500 roles mainly in non-client-facing areas

Additional measures

- Cost reduction from operating model re-engineering via integration of product factories and infrastructure capabilities
- Additional cost flexibility to come from restricting incremental investments in businesses while realizing efficiencies in infrastructure, lower performance-driven expenses and lower discretionary IT spend

Robust risk, liquidity and capital management

YE 2023, unless stated otherwise

- Diversified loan book, underpinned by disciplined risk management, allows for contained provision for credit losses through the credit cycle
- Continued development of non-financial risk management capabilities
- Maintained stable deposit levels, supported by resilient home market and global franchise, despite volatility in the market
- Resilient capital due to strong profitability, coupled with significant liquidity reserves and improved confidence regarding regulatory impacts

€ 479bn Loans vs. € 489bn in Q4 2022	31bps Provision for credit losses FY 2023
€ 622bn Deposits vs. € 621bn in Q4 2022	121% NSFR vs. ~115-120% target
13.7% CET1 Ratio ~258bps MDA buffer	140% LCR vs. ~130% target

Notes: NSFR – Net stable funding ratio; LCR – Liquidity coverage ratio

Growth in net income and disciplined capital management lead to significantly increased distributions

Net income attributable to DB shareholders


30%
70%
50%
50%
Distributions
Retention
FY 2022 - FY 2023
FY 2024 - FY 2025

- Strong organic capital generation, with € 9.2bn of net income in FY 2022-2023, supporting shareholder distributions
- Strict capital discipline with 50% of € 25-30bn[1] targeted RWA reductions achieved by YE 2023
- Increase in total distributions to shareholders from 30% to an expected 50% of net income attributable to DB shareholders from FY 2024
- Plan to propose € 0.45 per share (~€ 900m) dividend in respect of FY 2023 and received approval for further share buyback in H1 of € 675m
- Poised to accelerate shareholder distributions in 2024-2025 significantly beyond original € 8bn distribution target[2]

Notes: for footnotes refer to slides 50 and 51

Global Hausbank strategy set to deliver growth and shareholder returns

Helping our clients navigate a volatile world

Accelerating our clients' sustainability transition


Macro shifts
Sustainability
Technology
Corporate Bank
Investment Bank
Private Bank
Asset Management

Leveraging technology to create value for our clients

- Sharpened operating model with four well-balanced and mutually-reinforcing businesses creating capital-efficient, predictable revenue mix
- Extensive product suite and global network provides clients with strong European alternative
- Investment in capital-light strategic advisory and risk management, coupled with leading financing capabilities to support clients through the cycle
- Harvesting benefits from investments in technology to meet growing demand for digital investment offering with retail, affluent and private banking clients
- Disciplined execution driving growth and operating leverage

Group financials

Key performance indicators

In %

- Sustained revenue growth momentum with Group CAGR in line with updated target of 5.5-6.5%[1]
- Cost/income ratio (CIR) and return on tangible equity[3] (RoTE) for FY 2023 are impacted by nonoperating costs
- Strong capital ratio after absorbing dividends and AT1 deductions
- Sound liquidity and funding base, with LCR at 140% and NSFR at 121% in Q4

Revenue CAGR[2] FY 2023 vs FY 2021



22.4
(2.5)
7.8
(6.2)
6.6
CB
IB
PB
AM
Group

CIR development



85
75
75
FY 2021
FY 2022
FY 2023

RoTE development



3.8
9.4
6.7
ex-DTA
7.4
5.6
ex-DTA
FY 2021
FY 2022[4]
FY 2023[5]

CET1 ratio development



13.4
13.9
13.7
YE 2022
Q3 2023
Q4 2023

Notes: for footnotes refer to slides 50 and 51

Q4 2023 highlights

In € bn, unless stated otherwise

Financial results

	Q4 2023	Δ vs. Q4 2022	Δ vs. Q3 2023
Statement of income			
Revenues	6.7	5%	(7)%
Revenues ex-specific items[1]	6.7	10%	(6)%
Provision for credit losses	0.5	39%	99%
Noninterest expenses	5.5	5%	6%
Adjusted costs[1]	5.3	9%	7%
Pre-provision profit[1]	1.2	5%	(40)%
Profit (loss) before tax	0.7	(10)%	(59)%
Profit (loss)	1.4	(28)%	19%
Balance sheet and resources			
Average interest earning assets	972	(2)%	1%
Loans[2]	479	(2)%	(1)%
Deposits	622	0%	2%
Sustainable Finance volumes (cumulative)[3]	279	30%	5%
Risk-weighted assets	350	(3)%	(1)%
Leverage exposure	1,240	(0)%	0%
Performance measures and ratios			
RoTE	8.8%	(4.2)ppt	1.5 ppt
Cost/income ratio	82.2%	0.0 ppt	9.8 ppt
Provision for credit losses, bps of avg. loans[4]	41	12bps	20bps
CET1 ratio	13.7%	38bps	(20)bps
Leverage ratio	4.5%	(2)bps	(13)bps
Per share information			
Diluted earnings per share	€ 0.67	(27)%	20%
TBV per basic share outstanding	€ 28.41	6%	2%

Divisional revenues



+5%
Δ vs. Q4 2022
6.3
6.7
Corporate Bank
1.8
1.9
+9%
Investment Bank
1.7
1.8
+10%
Private Bank
2.5
2.4
(4)%
Asset Management
0.6
0.6
(5)%
C&O
(0.2)
(0.1)
Q4 2022
Q4 2023

Key highlights

- Revenues higher year on year, driven by continued momentum in Corporate Bank and Private Bank, despite non-repeat of gain on sale[5], and resilience in Investment Bank
- Provision for credit losses higher year on year driven by model overlays and CRE, while sequential increase is driven by non-recurring positive model changes in previous quarter
- Adjusted costs impacted by ongoing investments and one-off items
- Deposits slightly higher sequentially, driven by momentum in Corporate Bank
- 6% year-on-year growth in TBV per share

Notes: C&O – Corporate & Other; for footnotes refer to slides 50 and 51

Net interest income (NII)

In € bn, unless stated otherwise

Group NII development[1]



Group NII
11.2
13.7
13.6
12.9
13.2
Thereof: accounting asymmetry[2] driven
2.2
2.7
0.4
0.3[3]
0.3[3]
9.0
2.6
4.6
2.2
(0.4)
11.0
3.6
5.2
2.6
(0.5)
13.2
5.1
6.2
2.6
(0.6)
12.6
(0.3)[4]
13.0
(0.3)[4]
2021
2022
2023
2024
2025
Corporate Bank
Private Bank
Investment Bank FIC Financing
Other funding
Key banking book segments

Notes: for footnotes refer to slides 50 and 51

Key highlights

- 2024 reduction of ~€ 0.6bn expected across banking book segments and funding
  - Reduction driven by expected normalization of deposit costs
  - Offset by benefit from rollover of deposit and equity hedge portfolios as well as volume increases
- NII improvement in 2025 as deposit margin approaches stable levels while hedge income increases
- Group NII impacted by revenue-neutral accounting asymmetry relating to trading book funding and derivative hedges

Adjusted costs – Q4 2023

In € m, unless stated otherwise



Q4 2023
5,305
Bank levies
(49)
Q4 2023 ex-bank levies
5,256
Real estate one-offs
(42)
FDIC special assessment
(51)
Postbank service remediation
(35)
Other one-off items
(83)
Q4 2023 ex-items
5,045

Key highlights

- Q4 adjusted costs do not include the expected restitution payment from a national resolution fund
- Exceptional items of ~€ 210m
  - Real estate one-off charges materially reflecting the agreement with Deutsche Post
  - FDIC special assessment applied against uninsured deposits
  - Postbank operational backlog remediation is expected to taper off over time
  - Other one-off items of ~€ 80m include non-recurring compensation items as well as costs related to recruitment and other costs, which are expected to normalize
- Q1 run-rate expected at ~€ 5bn with exceptional items to reduce alongside incremental savings from ongoing cost measures

Provision for credit losses

In € m, unless stated otherwise

Annual development


IB
PB
In bps of average loans annualized[1]
CB
Other
12
25
31
515
104
446
(31)
(3)
1,226
319
335
583
(10)
1,505
431
266
783
25
2021
2022
2023

Quarterly development


Stage 1+2
In bps of average loans annualized[1]
Stage 3
28
30
33
20
41
351
390
(39)
372
397
(26)
401
63
338
245
346
(101)
488
30
457
Q4
Q1
Q2
Q3
Q4
2022
2023

Key highlights

- FY provisions elevated reflecting macroeconomic environment
- Q4 provisions higher quarter on quarter, as Q3 benefitted from non-recurring positive Stage 1+2 model impact whilst Q4 saw increased CLPs also due to additional overlays
- Higher quarter-on-quarter Stage 3 provisions driven by Private Bank and Corporate Bank, partially offset by provision reduction in the Investment Bank
- FY provision increase driven by higher Stage 3 provisions predominantly in the Investment Bank (mainly CRE) and the Private Bank, partially offset by overall lower Stage 1+2 provisions

Notes: for footnotes refer to slides 50 and 51

Capital metrics

Movements in basis points (bps), unless stated otherwise, period end

CET1 ratio


13.9%
2
2
(24)
13.7%
Q3 2023
FX effect
RWA change
Capital change
Q4 2023

- CET1 ratio down by 20bps (including FX) compared to Q3 2023
  - (24)bps CET1 capital change, with Q4 2023 earnings more than offset by dividends / AT1 deduction and DTA deduction
  - 2bps RWA change principally from lower market risk and operational risk RWA, partially offset by higher credit risk RWA

Leverage ratio


4.7%
3
(9)
(7)
4.5%
Q3 2023
FX effect
Leverage exposure change
Capital change
Q4 2023

- Leverage ratio down by 13bps (including FX) compared to Q3 2023
  - (9)bps from leverage exposure mainly driven by trading activities and increased liquidity reserves due to higher deposit volumes
  - (7)bps Tier 1 capital change in line with CET1 capital movement
- Tier 1 capital buffer over leverage MDA of € 10bn; pro forma as of January 1, 2024 € 9bn due to the newly introduced 10bps Pillar 2 Requirement for Leverage

MREL/TLAC, in € bn


Surplus above requirements
123
Senior preferred[1]
9
Senior non-preferred
47
T2
11
AT1
8
CET1
48
17
106
30
84
Q4 2023 available MREL/TLAC[2]
MREL requirement
TLAC requirement

Notes: for footnotes refer to slides 50 and 51

Capital management

Inflection point in capital management

CET 1 development


Capital usage
13.7%
50%
~25%
~25%
~13.5%
YE 2023
Net income attr. to DB shareholders
Capital return
Business investments net of optimization
CRR3 impact / other capital use / buffer investment
YE 2025

- Sustainable net income allows for growing shareholder distributions
- Capital deployment into business growth further supports stable net income
- Regulatory inflation muted by capital efficiency program
- Residual buffer creates flexibility on capital use

Progress on capital efficiency

€ 25-30bn[1]

RWA reductions targeted

- ~€ 3bn RWA relief achieved in Q4 2023
- ~€ 2.5bn RWA reduction from additional consumer finance securitization in Private Bank and upsizing of Corporate Bank securitizations in the fourth quarter
- Continuation in 2024 with focus on data and process improvements and further securitization

~€ 13bn of promised reduction achieved by YE 2023

Notes: for footnotes refer to slides 50 and 51

Committed to increasing shareholder distributions

Total payout[1] | Payout trajectory details


Upside potential
€ 8bn original distribution target[1]
~€ 1.4bn
~€ 3.2bn
Anticipated cumulative payout for FY 2021 - 2025, paid in 2022-2026
Share buybacks
Executed in FY, in € m
+50% p.a.
300
450
675
2022
2023
2024
2025
2026
Dividends
Paid in FY, in respect of previous FY, in € m
+50% p.a.
Per share
€ 0.20
€ 0.30
€ 0.45
€ 0.68
406
610
~900
~1,300
2022
2023
2024
2025
2026
Dividends
Executed/announced buybacks
Additional buybacks
Distribution upside potential

- Strong organic capital generation, with € 11.2bn of net income in FY 2021-2023, supporting shareholder distributions as well as business growth
- Plan to propose dividend of € 0.45 per share in respect of FY 2023, subject to AGM approval in May
- Reaffirmed dividend guidance of € 0.68 per share in respect of FY 2024 and dividend guidance of € 1.00 per share in respect of FY 2025, subject to 50% payout ratio[2]
- Received approval for € 675m share buyback, with the goal to complete distribution in H1 2024
- Poised to outperform total distribution target of € 8bn[1] on the back of enhanced capital outlook

Notes: for footnotes refer to slides 50 and 51

Segment results

Corporate Bank

In € m, unless stated otherwise

Financial results

	Q4 2023	Δ vs. Q4 2022	Δ vs. Q3 2023
Statement of income			
Revenues	1,911	9%	1%
Revenues ex-specific items[1]	1,911	9%	1%
Provision for credit losses	74	33%	n.m.
Noninterest expenses	1,153	18%	7%
Adjusted costs[1]	1,161	18%	11%
Pre-provision profit[1]	758	(3)%	(7)%
Profit (loss) before tax	685	(6)%	(15)%
Balance sheet and resources			
Loans, € bn[2]	117	(4)%	(0)%
Deposits, € bn	289	0%	1%
Leverage exposure, € bn	307	(4)%	3%
Risk-weighted assets, € bn	69	(7)%	0%
Provision for credit losses, bps of average loans[3]	26	8bps	22bps
Performance measures and ratios			
Net interest margin	4.1%	0.7ppt	0.1ppt
Cost/income ratio	60.3%	4.9ppt	3.5ppt
RoTE[4]	15.0%	(1.7)ppt	(3.3)ppt

Revenue performance


Δ vs. Q4 2022
Corporate Treasury Services
1,052
2%
2%
Institutional Client Services
495
12%
12%
Business Banking
364
25%
25%
Corporate Bank
1,911
9%
9%

XX% Excluding specific items[1]

Key highlights

- Revenues higher year on year, mainly driven by continued favorable interest rate environment and pricing discipline, supported by stable deposits and higher commission and fee income
- Sequentially, revenues slightly higher due to higher net interest income from increased average volumes and commission and fee income growth in Institutional Client Services
- Increased provision for credit losses year on year primarily driven by moderately higher Stage 3 provisions
- Noninterest expenses higher year on year driven by FDIC special assessment charge in current quarter and adjustments to the internal service cost allocations in the prior year quarter
- Loan volumes slightly up quarter on quarter excluding impact of FX movements
- Stable deposit base year on year with an increased share of term deposit balances

Notes: for footnotes refer to slides 50 and 51

Investment Bank

In € m, unless stated otherwise

Financial results

	Q4 2023	Δ vs. Q4 2022	Δ vs. Q3 2023
Statement of income			
Revenues	1,837	10%	(19)%
Revenues ex-specific items[1]	1,864	8%	(18)%
Provision for credit losses	186	138%	195%
Noninterest expenses	1,907	18%	23%
Adjusted costs[1]	1,601	4%	6%
Pre-provision profit[1]	(70)	n.m.	n.m.
Profit (loss) before tax	(258)	n.m.	n.m.
Balance sheet and resources			
Loans, € bn[2]	101	(2)%	(3)%
Deposits, € bn	18	9%	22%
Leverage exposure, € bn	546	3%	(1)%
Risk-weighted assets, € bn	140	0%	(2)%
Provision for credit losses, bps of average loans[3]	73	43bps	49bps
Performance measures and ratios			
Cost/income ratio	103.8%	7.6ppt	35.7ppt
RoTE[4]	(3.8)%	(2.5)ppt	(10)ppt

Revenue performance



Δ vs. Q4 2022
FIC Sales & Trading
1,536
1%
1%
Origination & Advisory
305
56%
56%
Other
(5)
(86)%
147%
Investment Bank
1,837
10%
8%

XX% Excluding specific items[1]

Key highlights

- Higher revenues year on year driven by improvement in O&A, with FIC essentially flat to a very strong prior year quarter
- Credit Trading revenues significantly higher, driven by Distressed performance and ongoing improvements in the Flow business
- Emerging Markets revenues also significantly higher driven by increased client activity in Asia
- Rates and Foreign Exchange revenues both significantly lower versus a strong prior year period
- O&A revenues significantly higher year on year primarily driven by improvements in LDCM
- Noninterest expenses significantly higher year on year reflecting a one-off goodwill impairment charge and targeted investments in O&A
- Increased provisions for credit losses year on year primarily driven by higher Stage 1+2 model impact, with Stage 3 impairments also higher, primarily related to CRE

Notes: for footnotes refer to slides 50 and 51

Private Bank

In € m, unless stated otherwise

Financial results

	Q4 2023	Δ vs. Q4 2022	Δ vs. Q3 2023
Statement of income			
Revenues	2,395	(4)%	2%
Revenues ex-specific items[1]	2,395	9%	2%
Provision for credit losses	196	(13)%	12%
Noninterest expenses	1,984	12%	8%
Adjusted costs[1]	1,841	3%	3%
Pre-provision profit[1]	411	(44)%	(20)%
Profit (loss) before tax	215	(58)%	(36)%
Balance sheet and resources			
Assets under management, in € bn[2]	559	8%	2%
Loans, in € bn[3]	261	(1)%	(1)%
Deposits, in € bn	308	(3)%	(0)%
Leverage exposure, in € bn	339	(2)%	0%
Risk-weighted assets, in € bn	86	(2)%	(0)%
Provision for credit losses, in bps of average loans[4]	30	(4)bps	3bps
Performance measures and ratios			
Net interest margin	2.4%	0.2ppt	0.1ppt
Cost/income ratio	82.8%	12.3ppt	4.7ppt
RoTE[5]	3.5%	(7.0)ppt	(2.7)ppt

Notes: for footnotes refer to slides 50 and 51

Revenue and AuM performance



Revenues
Δ vs. Q4 2022
PB Germany
1,488
10%
10%
Int. Private Bank
907
(21)%
8%
Private Bank
2,395
(4)%
9%
XX%
Excluding specific items[1]



AuM, in € bn[6]
547
113
78
138
218
Q3 2023
559
117
76
143
223
Q4 2023
Net flows, in € bn[6]
6.9
4.1
1.9
1.4
(0.5)
Q4 2023
PB GY - Deposits
IPB - Deposits
PB GY - Inv. products
IPB - Inv. products

Key highlights

- Revenues excluding specific items up 9% year on year, or 10% for the full year, driven by higher net interest income
- Double-digit revenue growth in Private Bank Germany driven by deposit revenues
- Revenues in International Private Bank benefitted from episodic lending revenues and deposit growth; prior year quarter included ~€ 310m gain on sale
- Noninterest expenses up due to higher restructuring and severance, while prior year quarter benefitted from releases
- Adjusted costs driven by investments in strategic initiatives, Postbank service remediation and inflation partially offset by lower cost allocations and benefits from reorganization measures
- Provision for credit losses continues to include temporary effects caused by the operational backlog
- Strong AuM inflows of € 7bn supported by deposit campaigns

Asset Management

In € m, unless stated otherwise

Financial results

	Q4 2023	Δ vs. Q4 2022	Δ vs. Q3 2023
Statement of income			
Revenues	580	(5)%	(2)%
Revenues ex-specific items[1]	580	(5)%	(2)%
Provision for credit losses	1	n.m.	n.m.
Noninterest expenses	471	(4)%	6%
Adjusted costs[1]	458	17%	5%
Pre-provision profit[1]	109	(7)%	(27)%
Profit (loss) before tax	70	(21)%	(35)%
Balance sheet and resources			
Assets under management, in € bn[2]	896	9%	4%
Net flows, in € bn	11	n.m.	n.m.
Leverage exposure, in € bn	10	3%	10%
Risk-weighted assets, in € bn	15	18%	0%
Performance measures and ratios			
Management fee margin, in bps	26.2	(1.9)bps	(0.9)bps
Cost/income ratio	81.2%	0.5ppt	6.5ppt
RoTE[3]	7.1%	(2.5)ppt	(5.5)ppt

Notes: for footnotes refer to slides 50 and 51

Revenue and AuM performance



Revenues
Δ vs. Q4 2022
Mgmt fees
575
(3)%
Perf. & trans. fees
41
36%
Other
(36)
(160)%
AM
580
(5)%



AuM, in € bn[2]
860
78
114
229
438
Q3 2023
896
85
111
247
453
Q4 2023
Net flows, in € bn
11.0
9.3
4.4
(0.9)
(1.8)
Q4 2023
Cash
Alternatives
Passive
Active ex-Cash

Key highlights

- Assets under management increased by € 37bn in the quarter supported by net inflows and positive market impact
- Positive net inflows in the quarter driven by continued momentum in Passive and Cash
- ESG net inflows increased to € 5bn for the full year
- Revenues affected by lower management fees from Alternatives combined with higher funding costs
- Higher adjusted costs driven by accounting change to variable compensation in the prior year period and higher costs to support transformation and growth

Corporate & Other

In € m, unless stated otherwise

Financial results

	Q4 2023	Δ vs. Q4 2022	Δ vs. Q3 2023
Statement of income			
Revenues	(65)	(73)%	n.m.
Provision for credit losses	32	n.m.	n.m.
Noninterest expenses	(42)	n.m.	n.m.
Adjusted costs[1]	244	35%	40%
Noncontrolling interests	(41)	7%	10%
Profit (loss) before tax	(14)	(97)%	(93)%
Balance sheet and resources			
Leverage exposure, in € bn	39	7%	2%
Risk-weighted assets, in € bn	40	(13)%	(5)%

Profit (loss) before tax



Abs. Δ vs. Q4 2022
Funding & liquidity
(111)
(55)
Valuation & timing differences[2]
142
94
Legacy portfolios[3]
75
194
Shareholder expenses
(147)
(24)
Other centrally held items
(14)
309
Noncontrolling interests[4]
41
3
Profit (loss) before tax
(14)
521

Key highlights

- Loss before tax of € 14m includes positive impact from valuation and timing differences of € 142m
- Positive valuation and timing impacts driven by reversion of prior period losses and interest rate movements
- Legacy portfolios recorded a profit before tax of € 75m, primarily driven by the release of a litigation provision
- Segment includes impact of certain centrally retained items including shareholder expenses and certain funding and liquidity impacts
- Risk-weighted assets stood at € 40bn at the end of the quarter, including € 19bn of operational risk RWA

Notes: for footnotes refer to slides 50 and 51

Outlook

- Revenue CAGR target revised to 5.5-6.5%, supported by franchise improvements, more favorable environment and fee generation across divisions
- Adjusted cost run-rate expected to reduce to € 5bn due to non-repeat of one-off items and additional management actions
- Significant progress on remediation of control issues reduces event risk and organizational complexity
- Provision for credit losses guidance remains at around 25-30bps of average loans in 2024
- Inflection point on capital management underwrites H1 distributions of € 1.6bn and positions us to expand and accelerate future distributions

Appendix

Definition of certain financial measures

Revenues excluding specific items	Revenues excluding specific items are calculated by adjusting net revenues under IFRS for specific revenue items which generally fall outside the usual nature or scope of the business and are likely to distort an accurate assessment of the divisional operating performance. Excluded items are Debt Valuation Adjustment (DVA) and material transactions or events that are either one-off in nature or belong to a portfolio of connected transactions or events where the P&L impact is limited to a specific period of time as shown on slides 31 and 32
Adjusted costs	Adjusted costs are calculated by deducting (i) impairment of goodwill and other intangible assets, (ii) net litigation charges and (iii) restructuring and severance (in total referred to as nonoperating costs) from noninterest expenses under IFRS as shown on slides 31 and 32
Operating leverage	Operating leverage is calculated as the difference between year-on-year change in percentages of reported net revenues and year-on-year change in percentages of reported noninterest expenses as shown on slide 33
Post-tax return on average tangible shareholders' equity (RoTE)	The Group post tax return on average tangible shareholders' equity (RoTE) is calculated as profit (loss) attributable to Deutsche Bank shareholders after Additional Tier 1 (AT1) coupon as a percentage of average tangible shareholders' equity. Profit (loss) attributable to Deutsche Bank shareholders after AT1 coupon for the segments is a non GAAP financial measure and is defined as profit (loss) excluding post tax profit (loss) attributable to noncontrolling interests and after AT1 coupon, which are allocated to segments based on their allocated average tangible shareholders' equity

Sustainability

Q4 2023 highlights

Recent achievements

Sustainable Finance	› Increased Sustainable Finance volumes by € 14bn to € 279bn[1] (cumulative since 2020) › Completed a deal-contingent interest rate hedge and a tailored financing for Hai Long, Taiwan's largest offshore wind project to date; the deal is Deutsche Bank's fourth large scale project financing and hedging transaction in the offshore wind sector in Taiwan (Investment Bank FIC) › Facilitated € 140m Structured Export Finance for the electrification of Yerköy-Kayseri high speed rail line, contributing to the decarbonization of the Turkish transport sector and the economic development of central Turkey (Corporate Bank) › Acted as Joint Bookrunner on Heidelberg Materials' € 750m 10-year sustainability-linked senior bond transaction, which features a step-up event in case one or both CO2 emission targets are not achieved by predefined dates (Investment Bank O&A)
Policies & Commitments	› First bank joining #BackBlue – a Blue Finance Commitment which ensures that the Ocean is incorporated in finance and insurance decisions › Engaged in the Impact Disclosure Taskforce along other leading financial institutions with the aim to scale financing of the United Nations Sustainable Development Goals › Strengthened central oversight within the Chief Sustainability Office to ensure delivery on sustainability-related external commitments › As reported already with Q3 results, DB's initial Transition Plan as well as net-zero pathways for three additional carbon-intensive industries in the bank's corporate loan portfolio were published in October 2023; the publication marked two further milestones in Deutsche Bank's Net-Zero Banking Alliance (NZBA) commitments
People & Own Operations	› Announced more ambitious target for energy reduction – new target is 30% reduction by 2025 vs. former target of 20% › Exceeded annual target for switching to renewable energy (including certificates) which stands at 97% at year-end 2023 › Implemented key requirements of new Supply Chain Due Diligence Act › Installed regional sustainability governance concept in all relevant countries, thereby accelerating sustainability transformation in regions globally
Thought Leadership & Stakeholder Engagement	› Acted as Co-Lead of Net Zero Banking Alliance's Real Estate Working Group and contributed to publish its emerging practice paper on "Climate Target Setting for Real Estate Sector Financing" › COP28: several client events and a half-day conference on "Decarbonising Industry – a German lens" with six German industrials › 3,800 Deutsche Bank employees in India participated in the PlusMySteps challenge with the aim of improving prospects for farmers living in rural areas › Set up of new Nature Advisory Panel, which aims to help the bank assess nature-related risks and identify new financial product offerings tied to the challenge of reversing biodiversity loss (reported already in October 2023)

Sustainable Finance[1] volumes

€ 279bn Cumulative volumes since 2020

€ 500bn Target by 2025

Reported volumes by business and product type, in € bn



Financing
Issuance
AuM
xx QoQ delta
+8
167
53
114
Investment Bank
+3
53
Corporate Bank
+3
59
13
46
Private Bank

Notes: for footnotes refer to slides 50 and 51

FY 2023 highlights

In € bn, unless stated otherwise

Financial results

	FY 2023	FY 2022	Δ vs. FY 2022
Statement of income			
Revenues	28.9	27.2	6%
Revenues ex-specific items[1]	28.9	26.7	8%
Provision for credit losses	1.5	1.2	23%
Noninterest expenses	21.7	20.4	6%
Adjusted costs[1]	20.6	19.9	3%
Pre-provision profit[1]	7.2	6.8	5%
Profit (loss) before tax	5.7	5.6	2%
Profit (loss)	4.9	5.7	(14)%
Balance sheet and resources			
Average interest earning assets	971	983	(1)%
Loans[2]	479	489	(2)%
Deposits	622	621	0%
Sustainable Finance volumes (cumulative)[3]	279	215	30%
Risk-weighted assets	350	360	(3)%
Leverage exposure	1,240	1,240	(0)%
Performance measures and ratios			
RoTE	7.4%	9.4%	(1.9)ppt
Cost/income ratio	75.1%	74.9%	0.2 ppt
Provision for credit losses, bps of avg. loans[4]	31	25	6bps
CET1 ratio	13.7%	13.4%	38 bps
Leverage ratio	4.5%	4.6%	(2)bps
Per share information			
Diluted earnings per share	€ 2.03	€ 2.37	(14)%
TBV per basic share outstanding	€ 28.41	€ 26.70	6%

Divisional revenues



+6%
Δ vs. FY 2022
27.2
28.9
Corporate Bank
6.3
7.7
+22%
Investment Bank
10.0
9.2
(9)%
Private Bank
9.2
9.6
+5%
Asset Management
2.6
2.4
(9)%
C&O
(0.9)
0.0
FY 2022
FY 2023

Notes: for footnotes refer to slides 50 and 51

Adjusted costs – FY 2023 and Q4 2023

In € m, unless stated otherwise

FY 2023



FY/Q4 2022 ex-Bank levies
Compensation and benefits[1]
Information technology
Professional services
Other
FY/Q4 2023 ex-bank levies
Bank levies
FY/Q4 2023
19,154
FX impact
(240)
(173)
(38)
(12)
(18)
182
76
41
604
+5%
20,057
528
20,585

Q4 2023



4,871
FX impact
(65)
(50)
(9)
(3)
(3)
137
20
(8)
236
+8%
5,256
49
5,305

- Adjusted costs excluding bank levies increased by 8% in Q4 and 5% in FY 2023
- Higher compensation and benefits costs driven by wage growth and an increased internal workforce
- IT cost up 2% year on year, reflecting our continuing investment commitment
- Professional services slightly down year on year in Q4 driven by lower legal fees; FY increase is due to higher business consulting expense
- Other costs up across most categories and adversely impacted by one-offs

Notes: for footnotes refer to slides 50 and 51

Specific revenue items and adjusted costs – Q4 2023

In € m

		Q4 2023						Q4 2022						Q3 2023					
		CB	IB	PB	AM	C&O	Group	CB	IB	PB	AM	C&O	Group	CB	IB	PB	AM	C&O	Group
Revenues		1,911	1,837	2,395	580	(65)	6,658	1,760	1,675	2,506	609	(236)	6,315	1,889	2,271	2,343	594	35	7,132
Specific revenue items	DVA - IB Other / Legacy portfolios[1]	-	(28)	-	-	1	(26)	-	(47)	-	-	(3)	(49)	-	5	-	-	1	6
	Sal. Oppenheim workout – IPB	-	-	-	-	-	-	-	-	5	-	-	5	-	-	-	-	-	-
	Gain on sale Financial Advisors business Italy - IPB	-	-	-	-	-	-	-	-	305	-	-	305	-	-	-	-	-	-
Revenues ex-specific items		1,911	1,864	2,395	580	(66)	6,684	1,760	1,722	2,195	609	(234)	6,053	1,889	2,266	2,343	594	34	7,126

		Q4 2023						Q4 2022						Q3 2023					
		CB	IB	PB	AM	C&O	Group	CB	IB	PB	AM	C&O	Group	CB	IB	PB	AM	C&O	Group
Noninterest expenses		1,153	1,907	1,984	471	(42)	5,472	975	1,611	1,769	491	343	5,189	1,073	1,546	1,831	444	270	5,164
Nonoperating costs	Impairment of goodwill and other intangible assets	-	233	-	-	-	233	-	-	-	68	-	68	-	-	-	-	-	-
	Litigation charges, net	(43)	54	21	0	(287)	(255)	11	56	(9)	9	159	227	6	2	3	2	92	105
	Restructuring & severance	35	18	123	13	0	189	(17)	12	(13)	23	3	8	23	27	35	5	4	94
Adjusted costs		1,161	1,601	1,841	458	244	5,305	981	1,543	1,791	391	180	4,886	1,045	1,517	1,792	436	175	4,965
Bank levies							49						15						4
Adjusted costs ex-bank levies							5,256						4,871						4,961

Notes: for footnotes refer to slides 50 and 51

Specific revenue items and adjusted costs – FY 2023

In € m

		FY 2023						FY 2022					
		CB	IB	PB	AM	C&O	Group	CB	IB	PB	AM	C&O	Group
Revenues		7,716	9,160	9,575	2,383	45	28,879	6,337	10,016	9,153	2,608	(904)	27,210
Specific revenue items	DVA - IB Other / Legacy portfolios[1]	-	(47)	-	-	5	(42)	-	49	-	-	(6)	43
	Sal. Oppenheim workout – IPB	-	-	-	-	-	-	-	-	125	-	-	125
	Gain on sale Financial Advisors business Italy - IPB	-	-	-	-	-	-	-	-	305	-	-	305
Revenues ex-specific items		7,716	9,207	9,575	2,383	40	28,921	6,337	9,968	8,723	2,608	(898)	26,737

		FY 2023						FY 2022					
		CB	IB	PB	AM	C&O	Group	CB	IB	PB	AM	C&O	Group
Noninterest expenses		4,466	6,890	7,777	1,825	738	21,695	4,188	6,466	6,848	1,850	1,037	20,390
Nonoperating costs	Impairment of goodwill and other intangible assets	-	233	-	-	-	233	-	-	-	68	-	68
	Litigation charges, net	53	147	123	26	(37)	311	23	166	(60)	24	261	413
	Restructuring & severance	76	87	346	34	23	566	(6)	43	(87)	37	6	(8)
Adjusted costs		4,337	6,422	7,308	1,765	752	20,585	4,172	6,257	6,995	1,722	770	19,916
Bank levies							528						762
Adjusted costs ex-bank levies							20,057						19,154

Notes: for footnotes refer to slides 50 and 51

Pre-provision profit, CAGR and operating leverage

In € m, unless stated otherwise

	FY 2021	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023	CAGR[2] FY 2021 - FY 2023	FY 2022	FY 2023	FY 2023 vs FY 2022	Operating leverage YoY[3]
Net revenues											
Corporate Bank	5,153	1,973	1,943	1,889	1,911	7,716	22.4%	6,337	7,716	22%	
Investment Bank	9,631	2,691	2,361	2,271	1,837	9,160	(2.5)%	10,016	9,160	(9)%	
Private Bank	8,233	2,438	2,400	2,343	2,395	9,575	7.8%	9,153	9,575	5%	
Asset Management	2,708	589	620	594	580	2,383	(6.2)%	2,608	2,383	(9)%	
Corporate & Other	(314)	(10)	85	35	(65)	45		(904)	45	n.m.	
Group	25,410	7,680	7,409	7,132	6,658	28,879	6.6%	27,210	28,879	6%	
Noninterest expenses											
Corporate Bank	(4,547)	(1,084)	(1,157)	(1,073)	(1,153)	(4,466)		(4,188)	(4,466)	7%	15%
Investment Bank	(6,087)	(1,797)	(1,641)	(1,546)	(1,907)	(6,890)		(6,466)	(6,890)	7%	(15)%
Private Bank	(7,920)	(1,887)	(2,075)	(1,831)	(1,984)	(7,777)		(6,848)	(7,777)	14%	(9)%
Asset Management	(1,670)	(436)	(474)	(444)	(471)	(1,825)		(1,850)	(1,825)	(1)%	(7)%
Corporate & Other	(1,281)	(253)	(256)	(270)	42	(738)		(1,037)	(738)	(29)%	
Group	(21,505)	(5,457)	(5,602)	(5,164)	(5,472)	(21,695)		(20,390)	(21,695)	6%	(0)%
Pre-provision profit[1]											
Corporate Bank	606	889	787	816	758	3,250		2,149	3,250	51%	
Investment Bank	3,544	894	720	725	(70)	2,270		3,550	2,270	(36)%	
Private Bank	313	551	325	512	411	1,799		2,305	1,799	(22)%	
Asset Management	1,038	153	146	150	109	558		757	558	(26)%	
Corporate & Other	(1,595)	(263)	(171)	(235)	(23)	(693)		(1,941)	(693)	(64)%	
Group	3,905	2,224	1,806	1,968	1,186	7,184		6,820	7,184	5%	

Notes: for footnotes refer to slides 50 and 51

Indicative divisional currency mix

Q4 2023

Net revenues



CB: 19%, 14%, 0%, 67%
IB: 21%, 35%, 2%, 42%
PB: 7%, 5%, 0%, 88%
AM: 5%, 16%, 15%, 64%
Group: 19%, 23%, 2%, 57%
CB
IB
PB
AM
Group

Noninterest expenses



CB: 18%, 21%, 5%, 56%
IB: 15%, 28%, 52%, 6%
PB: 10%, 6%, 1%, 83%
AM: 3%, 26%, 13%, 58%
Group: 15%, 17%, 17%, 51%
CB
IB
PB
AM
Group

EUR GBP USD Other[1]

Notes: Classification is based primarily on the currency of DB Group's office, in which the revenues and noninterest expenses are recorded and therefore only provide an indicative approximation; for footnotes refer to slides 50 and 51

Net interest margin (NIM) / Net interest income (NII)

In € bn, unless stated otherwise

NIM / NII development of key banking book segments


Corporate Bank
3.4%
4.1%
4.2%
3.9%
4.1%
1.1
1.3
1.3
1.2
1.3
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Private Bank
2.2%
2.3%
2.3%
2.3%
2.4%
1.5
1.5
1.5
1.5
1.6
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
FIC Financing
2.6%
2.7%
2.9%
2.8%
2.9%
0.6
0.6
0.7
0.6
0.7
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

Group NIM / NII development


1.5%
1.4%
1.5%
1.4%
1.3%
Group NII
3.7
3.4
3.6
3.3
3.2
1.1
1.5
0.6
0.5
0.0
1.3
1.5
0.6
(0.2)
0.1
1.3
1.5
0.7
0.3
(0.2)
1.2
1.5
0.6
(0.2)
0.1
1.3
1.6
0.7
(0.1)
(0.1)
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

Net interest margin | Corporate Bank | Private Bank | Investment Bank FIC Financing | Other funding | Accounting asymmetry driven

Net interest income (NII) drivers for banking book

In € bn, unless stated otherwise

NII drivers for banking book segments including other funding impacts[1]



13.2
(2.5)
1.7
1.0[2]
0.7[3]
0.6
13.0
2023
Deposit margin
Hedging
Volume / other
2025

Key highlights

- Expected reduction in deposit margin as both deposit betas and policy rates converge to steady state
- Hedge portfolio will deliver sequentially higher revenues
  - ~€ 1.0bn interest rate hedging from maturity transformation and portfolio hedges
  - ~€ 0.7bn from equity hedging
- ~€ 230bn of total hedges
- Lending activities are the key driver of the remaining increase, evenly split between volume growth and margin increase

Notes: for footnotes refer to slides 50 and 51

Interest rate hedges

In € bn, unless stated otherwise

Gross hedge income[1]



EUR avg yield
EUR 10y swap
Roll-over locked-in (EUR, USD hedges)
Future roll-over (EUR, USD hedges)
0.7%
0.0%
1.9%
0.5%
3.0%
0.9%
2.6%
1.2%
2.6%
1.4%
+1.0%
1.3
1.0
1.8
2.5
0.2
2.3
2.8
0.6
2.2
2021
2022
2023
2024
2025

Key highlights

- Interest rate hedging offsets NII decline from non-interest-bearing deposits
- Cumulative tailwind from interest rate hedges of € 1.0bn from 2023-2025
- Average hedge portfolio duration of 4-5 years; >90% of hedge NII already locked in for 2024

Notes: for footnotes refer to slides 50 and 51

Net interest income (NII) sensitivity

Hypothetical +/-25bps shift in yield curve, in € m

Net interest income (NII) sensitivity[1]


+25bps shift in yield curve
-25bps shift in yield curve
~55
~(55)
~50
~(50)
~125
~(125)
2024
2025
2026

Breakdown of sensitivity by currency for +25bps shift in yield curve


~40
~5
~75
2024
2025
2026
EUR
~(10)
~15
~20
2024
2025
2026
USD
~25
~30
~30
2024
2025
2026
Other

Notes: for footnotes refer to slides 50 and 51

Provision for credit losses and stage 3 loans

Provision for credit losses, in € m



Private Bank
Corporate Bank
Investment Bank
351
78
56
224
372
41
64
267
401
141
117
147
245
63
11
174
488
186
74
196
1505
431
266
783
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
FY 2023

Provision for credit losses (bps of loans)[1]	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2023
Group	28	30	33	20	41	31
CB	18	21	40	4	26	23
IB	30	16	54	25	73	42
PB	34	40	22	27	30	30

Stage 3 at amortized cost, in € bn



PB (ex-POCI)
CB (ex-POCI)
IB (ex-POCI)
POCI
Group stage 3 loans at amortized cost %[2]
2.5%
2.7%
2.7%
2.6%
2.8%
12.4
1.0
2.4
2.9
5.9
13.0
1.0
2.7
3.0
6.0
13.2
1.0
2.9
3.0
6.1
12.8
0.9
2.8
2.8
6.0
13.6
0.8
3.1
2.8
6.4
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

Coverage ratio[3,4]	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023
Group	32%	32%	32%	33%	31%
CB	33%	33%	33%	34%	31%
IB	21%	16%	16%	17%	17%
PB	37%	39%	39%	40%	39%

Notes: provision for credit losses in the Corporate & Other and Asset Management segments are not shown on this chart but are included in Group totals; for footnotes refer to slides 50 and 51

Loan and deposit development

In € bn, unless stated otherwise; loan-to-deposit ratio 77%

Loan development[1,2]


QoQ
YoY
489
488
482
485
479
(0)%
(1)%
Investment Bank
103
103
103
103
101
(0)%
(1)%
Corporate Bank
122
121
116
117
117
0%
(3)%
Private Bank
265
263
263
263
261
(0)%
(1)%
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
FX-adjusted[3]

Deposit development[2]


621
592
593
611
622
3%
1%
Investment Bank
16
11
12
15
18
Corporate Bank
289
269
271
286
289
2%
1%
Private Bank
317
310
307
309
308
0%
(3)%
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
FX-adjusted[3]

Key highlights

- Lending remained essentially stable during the quarter and compared to last year adjusted for FX:
  - Muted client demand across divisions during the quarter
  - Active portfolio management in Corporate Bank in response to regulatory RWA inflation throughout 2023
  - Growth in International Private Bank offset by lower mortgage lending in Private Bank Germany

- Deposits back at FY 2022 levels following growth of € 16bn in the quarter adjusted for FX:
  - Ongoing growth in the Corporate Bank
  - Continued stabilization in Private Bank due to successful campaigns and recently lower inflationary pressures
  - Good momentum in wholesale markets following S&P rating upgrade

Notes: for footnotes refer to slides 50 and 51

Loan book composition

Q4 2023, IFRS loans: € 479bn[1]



Other IB[3]
Other[2]
0%
Leveraged Debt Capital Markets
10%
Asset Backed Securities
1%
German Mortgages
6%
32%
IB - Commercial Real Estate
4%
Business Banking
4%
2%
International Mortgages
20%
5%
Consumer Finance
Corporate Treasury Services[4]
3%
0%
12%
Business Finance
Other PB
Wealth Management
Corporate Bank
Investment Bank
Private Bank
Other

Key highlights

- 55% of loan portfolio in Private Bank, mainly consisting of retail mortgages in Private Bank Germany and collateralized lending (Wealth Management) in International Private Bank
- 24% of loan portfolio in Corporate Bank, predominantly in Corporate Treasury Services (Trade Finance & Lending and Cash Management mainly to corporate clients) followed by Business Banking (various loan products primarily to SME clients in Germany)
- 21% of loan portfolio in Investment Bank, comprising well-secured, mainly asset backed loans, commercial real estate loans and collateralized financing; well-positioned to withstand downside risks due to conservative underwriting standards and risk appetite frameworks limiting concentration risk

Notes: percentages may not sum due to rounding; loan amounts are gross of allowances for loans; for footnotes refer to slides 50 and 51

Commercial Real Estate (CRE) 1 / 2

CRE non-recourse portfolio: €38bn

- **Non-recourse € 38bn – 8% of total loans[1]**
  - € 7bn deemed as lower risk, includes data centers and municipal social housing
- **CRE higher risk loans € 31bn – 7% of total loans, weighted average LTV ~64%**
  - **IB € 21bn – weighted average LTV ~66%**
  - 61% US, focused on gateway cities; 28% in Europe, 11% APAC
  - **CB € 6bn – weighted average LTV 53%**
  - 95% Europe, 5% US
  - **Other € 4bn – weighted average LTV 68%**
- Geographically diverse, well located institutional quality assets with high share of class A properties
- Stress testing to identify loans with elevated refinancing risk; pro-active engagement with borrowers to achieve balanced loan extensions
- Interest rate environment remains key driver for refinancing risk and potential CLPs in 2024 especially in office with further drivers being ongoing sponsor support and expiring rental agreements

€ 31bn in scope of severe stress test[2]

Of total loans


€ 479bn
US Office: 1.5%
Other CRE: 5.0%

Q4 2023

By region


APAC
8%
EU
39%
€ 31bn
53%
US

Q4 2023

By region


APAC
EU
1%
23%
€ 388m
77%
US

FY 2023

CRE CLPs: € 388m
(of which US CRE € 298m)

By sector


Other
25%
Retail
9%
€ 31bn
42%
Office
14%
10%
Residential
Hospitality

Q4 2023

By sector


Other
Retail
Residential
4%
9%
11%
Hospitality
7%
€ 388m
70%
Office

FY 2023

Notes: for footnotes refer to slides 50 and 51

Commercial Real Estate (CRE) 2 / 2

US CRE in scope of severe stress test[1]: € 17bn

By types



Other
28%
Office
43%
Retail
5%
14%
Residential
10%
Hospitality
Q4 2023

Office: € 7bn



Other
19%
NY
29%
Miami
Philadelphia
3%
3%
Boston
5%
10%
Seattle
15%
San Fran
16%
LA
Q4 2023

- US office portfolio 1.5% of total loans and 23% of stress-tested portfolio[1]
- ~86% of office exposure in Class A properties
- Average LTVs in US office ~81% based on latest external appraisal subject to interim internal adjustments

US CRE loan risk management

Modified loans, in € bn



8
Q3 2022 - Q4 2023
4.5%
CLP impact

US CRE CLPs

CLPs per quarter, in € m



40
26
35
74
66
123
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

- Refinancing remains main risk when loans with lower debt service coverage ratio and reduced collateral values reach maturity / extension dates, often requiring modifications including additional equity to qualify for refinancing
- € 365m of CLPs with the majority driven by offices on € 8bn of loans which were modified / restructured or went into default in last 18 months
- Near-term maturities pro-actively managed targeting to establish terms for prudent modifications and loan extensions

Level 3 assets and liabilities

As of December 31, 2023, in € bn

Assets: € 26bn


Other
4
Derivative Assets
8
Debt securities
4
10
Loans

Movements in balances


27
8
(8)
(1)
26
Dec 31, 2022
Purchases/ Issuances¹
Sales/ Settlements
Others²
Dec 31, 2023

Liabilities: € 11bn


Other
0
Debt Securities
3
Derivative Liabilities
8

Movements in balances


11
2
(1)
(1)
11
Dec 31, 2022
Issuances ¹
Settlements
Others ²
Dec 31, 2023

Key highlights

- Level 3 is an indicator of valuation uncertainty and not of asset quality
- The Group classifies financial instruments as Level 3 if an unobservable element impacts the fair value by 5% or more
- The movements in Level 3 assets reflect that the portfolios are not static with significant turnover during the period
- Variety of mitigants to valuation uncertainty:
  - Uncertain inputs often hedged, e.g. in Level 3 liabilities
  - Exchange of collateral with derivative counterparties
  - Prudent Valuation capital deductions[3] specific to Level 3 balances of ~€ 0.7bn

Notes: for footnotes refer to slides 50 and 51

Leverage exposure and risk-weighted assets

CRD4, in € bn, period end



Leverage exposure
Risk-weighted assets
1,235
1,240
350
350
Trading assets
Derivatives[1]
Lending
Lending commitments[2]
Reverse repo / securities borrowed
Cash and deposits with banks
Other
111
131
473
126
101
176
118
122
131
466
127
99
185
110
57
29
20
145
44
5
6
45
Operational risk RWA
Market risk RWA
Credit valuation adjustments
Credit risk RWA
57
22
5
266
Q3 2023
Q4 2023
Q4 2023
Q4 2023

Notes: for footnotes refer to slides 50 and 51

Litigation update

In € bn, period end

Litigation provisions



1.2
1.2
1.5
1.6
1.3
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

Contingent liabilities



1.9
1.9
2.2
2.3
2.2
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

Key highlights

- Litigation provisions decreased by € 0.4bn quarter on quarter
- Contingent liabilities decreased modestly by € 0.1bn quarter on quarter; contingent liabilities include possible obligations where an estimate can be made and outflow is more than remote, but less than probable

Notes: figures reflect current status of individual matters and provisions; litigation provisions and contingent liabilities are subject to potential further developments; litigation provisions and contingent liabilities include civil litigation and regulatory enforcement matters

Group Trading Book Value-at-Risk (VaR) and stressed Value-at-Risk (sVaR)

In € m, 99% confidence level, 1-day horizon, as of December 31, 2023



Trading P&L, VaR
sVaR
160
120
80
40
0
(40)
(80)
400
300
200
100
0
-100
-200
-300
-400
-500
-600
∅170
∅124
∅174
∅162
∅51
∅44
∅34
∅34
Q1 2023
Q2 2023
Q3 2023
Q4 2023
1-day VaR
1-day sVaR
Trading P&L

Assets under management – Private Bank

In € bn, unless stated otherwise

AuM[1,2] – by business unit and product group


+8%
+2%
518
531
541
547
559
110
109
110
113
117
73
72
74
78
76
Inv. Prod.
127
135
139
138
143
336
350
358
356
366
209
215
220
218
223
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
IPB - Investment Products
PB GY - Investment Products
IPB - Deposits
PB GY - Deposits

AuM – net flows[3]


5.5
2.1
3.5
1.0
(1.1)
6.1
3.6
3.9
(0.7)
(0.8)
6.8
1.8
2.0
0.9
2.1
9.2
1.0
2.1
2.9
3.2
6.9
1.4
4.1
1.9
(0.5)
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023

Notes: for footnotes refer to slides 50 and 51

Assets under management – Asset Management

In € bn, unless stated otherwise

AuM development



Year-on-year
28.1
821
28
(12)
57
1
896
26.2
Q4 2022 AuM
Net flows
FX
Market performance
Other
Q4 2023 AuM
Quarterly mgmt. fee margin, in bps
Quarter-on-quarter
27.1
860
11
(14)
40
0
896
26.2
Q3 2023 AuM
Net flows
FX
Market performance
Other
Q4 2023 AuM

AuM by asset class[1]



821
10%
24%
8%
12%
8%
24%
14%
Q4 2022
Q4 2022 Average AuM:
837
860
9%
23%
9%
12%
7%
27%
13%
Q3 2023
Q3 2023 Average AuM:
864
896
10%
23%
8%
12%
7%
28%
12%
Q4 2023
Q4 2023 Average AuM:
871
Fixed Income
Multi Asset
Equity
SQI
Passive
Alternatives
Cash

Notes: for footnotes refer to slides 50 and 51

Footnotes 1 / 2

Slide 1 – Results reflect the strength of Global Hausbank strategy
1. Compound annual growth rates of the total of net revenues between FY 2021 and FY 2025
2. Throughout this presentation post-tax return on average tangible shareholders' equity (RoTE) is calculated on net income after AT1 coupons as defined on slide 27; Group average tangible shareholders' equity: Q4 2023: € 57.2bn, Q4 2022: € 55.2bn, FY 2023: € 56.6bn, FY 2022: € 53.7bn, Q3 2023: € 56.5bn, Q3 2022: € 54.2bn; Group post-tax return on average shareholders' equity (RoE) Q4 2023: 7.9% and FY 2023: 6.7%
3. € 8bn anticipated cumulative payout in respect of FY 2021-2025 (including distributions in respect of 2025, payable in 2026) subject to meeting strategic targets and German corporate law requirements, AGM authorization and regulatory approvals
4. Includes dividends paid or proposed in respect of FY 2021-2023 and share buybacks executed or announced in FY 2022-2023 and H1 2024
5. Subject to delivery of financial targets and 50% payout ratio

Slide 2 – Sharpened business model with growing revenues
1. Includes revenues from Corporate Bank, Private Bank, Asset Management and Investment Bank FIC Financing

Slide 3 – Strong revenue trajectory supported by resilient and diversified franchise positioning
1. Compound annual growth rates of the total of net revenues between FY 2021 and FY 2025
2. Targeted market position based on internal expectation of market developments and planned business revenues

Slide 5 – Peak investment year to future proof franchise
1. Postbank operational backlog remediation costs that are expected to taper off over time

Slide 8 – Growth in net income and disciplined capital management leads to significantly increased distributions
1. End of 2025 targeted reductions announced in Q1 2023 and increased by € 10bn in Q3 2023
2. Anticipated cumulative payout in respect of FY 2021-2025 (i.e. including distributions in respect of 2025, payable in 2026) subject to meeting strategic targets and German corporate law requirements, AGM authorization and regulatory approvals

Slide 11 – Key performance indicators
1. Compound annual growth rate of the total of net revenues between FY 2021 and FY 2025
2. Compound annual growth rates (CAGRs); detailed on slide 33
3. Throughout this presentation post-tax return on average tangible shareholders' equity (RoTE) is calculated on net income after AT1 coupons as defined on slide 27; Group average tangible shareholders' equity: Q4 2023: € 57.2bn, Q4 2022: € 55.2bn, FY 2023: € 56.6bn, FY 2022: € 53.7bn, Q3 2023: € 56.5bn, Q3 2022: € 54.2bn; Group post-tax return on average shareholders' equity (RoE) Q4 2023: 7.9% and FY 2023: 6.7%
4. Includes € 1.4bn tax benefit from a deferred tax asset valuation adjustment driven by strong US performance
5. Includes € 1.0bn tax benefit from a deferred tax asset valuation adjustment driven by strong UK performance

Slide 12 – Q4 2023 highlights
1. Detailed on slides 31-33
2. Loans gross of allowance at amortized cost
3. Detailed on slide 28
4. Provision for credit losses as basis points of average loans gross of allowances for loan losses
5. Gain on sale related to the Financial Advisors business in Italy

Slide 13 – Net interest income (NII)
1. 2024 and 2025 based on market-implied forward rates as of January 26, 2024
2. Accounting asymmetry arises as a result of funding costs for trading P&L or fair value revenue on certain hedges for accrual positions not hedge accounted; the accounting asymmetry driven NII is defined as the net interest income reported in the Investment Bank, Asset Management and C&O not specifically noted in the key banking book segments or other funding costs whose movements are materially driven by this asymmetry
3. 2024 and 2025 not explicitly projected; mid H2 run rate used
4. Reduced funding costs for corporate assets, e.g. DTA, and lower retained liquidity and funding costs booked in C&O

Slide 15 – Provision for credit losses
1. Quarterly provision for credit losses annualized as basis points of average loans gross of allowance at amortized cost

Slide 16 – Capital metrics
1. Plain vanilla instruments and structured notes eligible for MREL
2. Includes adjustments to regulatory Tier 2 capital; available TLAC/subordinated MREL does not include senior preferred debt

Slide 17 – Capital management
1. End of 2025 targeted reductions announced in Q1 2023 and increased by € 10bn in Q3 2023

Slide 18 – Committed to increasing shareholder distributions
1. Anticipated cumulative payout in respect of FY 2021-2025 (i.e. including distributions in respect of 2025, payable in 2026) subject to meeting strategic targets and German corporate law requirements, AGM authorization and regulatory approvals
2. Subject to delivery of financial targets and 50% payout ratio

Slide 20 – Corporate Bank
1. Detailed on slides 31-33
2. Loans gross of allowance at amortized cost
3. Provision for credit losses as basis points of average loans gross of allowances for loan losses
4. Post-tax return on average tangible shareholders' equity applying a 28% tax rate; allocated average tangible shareholders' equity Q4 2023: € 12.3bn, Q4 2022: € 11.8bn; RoE: Q4 2023: 13.8%

Slide 21 – Investment Bank
1. Detailed on slides 31-33
2. Loans gross of allowance at amortized cost
3. Provision for credit losses as basis points of average loans gross of allowances for loan losses
4. Post-tax return on average tangible shareholders' equity applying a 28% tax rate; allocated average tangible shareholders' equity Q4 2023: € 26.4bn, Q4 2022: € 25.5bn; RoE: Q4 2023: (3.6)%

Slide 22 – Private Bank
1. Detailed on slides 31-33
2. Includes deposits if they serve investment purposes; detailed on slide 48
3. Loans gross of allowance at amortized cost
4. Provision for credit losses as basis points of average loans gross of allowances for loan losses
5. Post-tax return on average tangible shareholders' equity applying a 28% tax rate; allocated average tangible shareholders' equity Q4 2023: € 13.9bn, Q4 2022: € 12.8bn; RoE: Q4 2023: 3.2%
6. Detailed on slide 48

Footnotes 2 / 2

Slide 23 – Asset Management
1. Detailed on slides 31-33
2. Detailed on slide 49
3. Post-tax return on average tangible shareholders' equity applying a 28% tax rate; allocated average tangible shareholders' equity Q4 2023: € 2.5bn, Q4 2022: € 2.4bn; RoE: Q4 2023: 3.3%

Slide 24 – Corporate & Other
1. Detailed on slide 31-33
2. Valuation & timing reflects the mismatch in revenue from instruments accounted for on an accrual basis under IFRS that are economically hedged with derivatives that are accounted for on a mark-to-market basis
3. Legacy portfolios previously reported as the Capital Release Unit until Q4 2022
4. Reversal of noncontrolling interests reported in operating business segments (mainly Asset Management)

Slide 28 – Sustainability
1. Cumulative figures include sustainable financing and investment activities as defined in DB's Sustainable Finance Framework and related documents, which are published on our website

Slide 29 – FY 2023 highlights
1. Detailed on slide 31 and 32
2. Loans gross of allowance at amortized cost
3. Detailed on slide 28
4. Provision for credit losses as basis points of average loans gross of allowances for loan losses

Slide 30 – Adjusted costs – FY 2023 and Q4 2023
1. Excludes severance of € 42m in Q4 2022, € 103m in Q4 2023, € 110m in FY 2022, € 346m in FY 2023 as this is excluded from adjusted costs

Slide 31 – Specific revenue items and adjusted costs – Q4 2023
1. Legacy portfolios previously reported as the Capital Release Unit until Q4 2022

Slide 32 – Specific revenue items and adjusted costs – FY 2023
1. Legacy portfolios previously reported as the Capital Release Unit until Q4 2022

Slide 33 – Pre-provision profit, CAGR and operating leverage
1. Pre-provision profit defined as net revenues less noninterest expenses
2. Compound annual growth rates of the total of net revenues of the last twelve months over the 24 months between FY 2021 and FY 2023
3. Operating leverage defined as the difference between the year-on-year growth rates of revenues and noninterest expenses

Slide 34 – Indicative divisional currency mix
1. For net revenues primarily includes Singapore Dollar (SGD), Indian Rupee (INR) and Swiss Franc (CHF); for noninterest expenses primarily includes INR, SGD and Hong Kong Dollar (HKD)

Slide 36 – Net interest income (NII) drivers for banking book
1. Based on market-implied forward rates as of January 26, 2024
2. Interest rate hedge impact includes hedges with original maturity of more than one year; shorter term hedges included in deposit margin
3. Impact from equity hedges

Slide 37 – Interest rate hedges
1. Based on market-implied forward rates as of January 26, 2024

Slide 38 – Net interest income sensitivity
1. Based on a balance sheet per November 2023 and market-implied forward rates as of January 26, 2024

Slide 39 – Provision for credit losses and stage 3 loans
1. Quarterly provision for credit losses annualized as basis points of average loans gross of allowance at amortized cost
2. IFRS 9 Stage 3 assets at amortized cost including POCI as % of loans at amortized cost (€ 479bn as of December 31, 2023)
3. IFRS 9 Stage 3 allowance for credit losses for assets at amortized cost excluding POCI divided by Stage 3 assets at amortized cost excluding POCI
4. IFRS 9 stage 1 coverage ratio for assets at amortized cost (excluding country risk allowance) is 0.1% and IFRS 9 stage 2 coverage ratio for assets at amortized cost (excluding country risk allowance) is 1.2% as of December 31, 2023

Slide 40 – Loan and deposit development
1. Loans gross of allowances at amortized costs (IFRS 9)
2. Totals represent Group level balances whereas the graph shows only Corporate Bank, Investment Bank and Private Bank exposures for materiality reasons
3. FX movements provide indicative approximations based on major currencies

Slide 41 – Loan book composition
1. Loan amounts are gross of allowances for loans
2. Mainly includes Corporate & Other and Institutional Client Services in the Corporate Bank
3. Other businesses with exposure less than 2.5% each
4. Includes Strategic Corporate Lending

Slides 42 – Commercial Real Estate (CRE) 1/2
1. Based on Deutsche Bank's definition of non-recourse CRE loans as detailed in Q3 2023 Earnings Report
2. Bespoke internal stress testing scenario on the bank's € 31bn higher-risk non-recourse CRE portfolio, including US CRE

Slides 43 – Commercial Real Estate (CRE) 2/2
1. Bespoke internal stress testing scenario on the bank's € 31bn higher-risk non-recourse CRE portfolio, including US CRE

Slide 44 – Level 3 assets and liabilities
1. Issuances include cash amounts paid/ received on the primary issuance of a loan to a borrower
2. Includes other transfers into (out of) Level 3, including methodology refinements on opening balance and mark-to-market adjustments
3. Additional value adjustments deducted from CET 1 capital pursuant to Article 34 of Regulation (EU) No. 2019/876 (CRR)

Slide 45 – Leverage exposure and risk-weighted assets
1. Excludes any derivatives-related market risk RWA, which have been fully allocated to non-derivatives trading assets
2. Includes contingent liabilities

Slide 48 – Assets under management – Private Bank
1. Investment Products also include insurances as well as cash positions under discretionary and wealth advisory mandate in IPB Wealth Management
2. Deposits are considered assets under management if they serve investment purposes; in the Private Bank Germany (PB GY) and in International Private Bank (IPB) Premium Banking, this includes term- and savings deposits; in IPB Wealth Management & Bank for Entrepreneurs it is assumed that all customer deposits are held primarily for investment purposes
3. Net flows also include shifts between deposits and investment products

Slide 49 – Assets under management- Asset Management
1. Average AuM are generally calculated using AuM at the beginning of the period and the end of each calendar month (e.g. 13 reference points for a full year, 4 reference points for a quarter)

Cautionary statements

The figures in this presentation are preliminary and unaudited. Our Annual Report 2023 and SEC Form 20-F are scheduled to be published on March 14, 2024.

Forward-looking statements

This presentation contains forward-looking statements. Forward-looking statements are statements that are not historical facts; they include statements about our beliefs and expectations and the assumptions underlying them. These statements are based on plans, estimates and projections as they are currently available to the management of Deutsche Bank. Forward-looking statements therefore speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events

By their very nature, forward-looking statements involve risks and uncertainties. A number of important factors could therefore cause actual results to differ materially from those contained in any forward-looking statement. Such factors include the conditions in the financial markets in Germany, in Europe, in the United States and elsewhere from which we derive a substantial portion of our revenues and in which we hold a substantial portion of our assets, the development of asset prices and market volatility, potential defaults of borrowers or trading counterparties, the implementation of our strategic initiatives, the reliability of our risk management policies, procedures and methods, and other risks referenced in our filings with the U.S. Securities and Exchange Commission. Such factors are described in detail in our SEC Form 20-F of 17 March 2023 under the heading "Risk Factors." Copies of this document are readily available upon request or can be downloaded from investor-relations.db.com

Non-IFRS financial measures

This presentation also contains non-IFRS financial measures. For a reconciliation to directly comparable figures reported under IFRS, to the extent such reconciliation is not provided in this presentation, refer to the Q4 2023 Financial Data Supplement, which is accompanying this presentation and available at investor-relations.db.com

EU carve out

Results are prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board ("IASB") and endorsed by the European Union ("EU"), including application of portfolio fair value hedge accounting for non-maturing deposits and fixed rate mortgages with pre-payment options (the "EU carve-out"). Fair value hedge accounting under the EU carve-out is employed to minimize the accounting exposure to both positive and negative moves in interest rates in each tenor bucket thereby reducing the volatility of reported revenue from Treasury activities. For the three-month period ended December 31, 2023, application of the EU carve-out had a negative impact of € 1.9 billion on profit before taxes and of € 1.3 billion on profit. For the same time period in 2022, the application of the EU carve-out had a positive impact of € 304 million on profit before taxes and of € 227 million on profit. For full-year 2023, application of the EU carve-out had a negative impact of € 2.3 billion on profit before taxes and of € 1.6 billion million on profit. For the same time period in 2022, the application of the EU carve-out had a positive impact of € 147 million on profit before taxes and of € 105 million on profit. The Group's regulatory capital and ratios thereof are also reported on the basis of the EU carve-out version of IAS 39. For the full-year 2023, application of the EU carve-out had a negative impact on the CET1 capital ratio of about 43 basis points and a positive impact of about 5 basis points for the same time period in 2022. In any given period, the net effect of the EU carve-out can be positive or negative, depending on the fair market value changes in the positions being hedged and the hedging instruments

ESG Classification

We defined our sustainable financing and investment activities in the "Sustainable Financing Framework – Deutsche Bank Group" which is available at investor-relations.db.com. Given the cumulative definition of our target, in cases where validation against the Framework cannot be completed before the end of the reporting quarter, volumes are disclosed upon completion of the validation in subsequent quarters.

In Asset Management DWS introduced its ESG Product Classification Framework ("ESG Framework") in 2021 taking into account relevant legislation (including Regulation (EU) 2019/2088 – SFDR), market standards and internal developments. The ESG Framework is further described in the Annual report 2021 of DWS under the heading "Our Product Suite – Key Highlights / ESG Product Classification Framework" which is available at group.dws.com/ir/reports-and-events/annual-report/. There is no change in the ESG Framework in Q4 2023. DWS will continue to develop and refine its ESG Framework in accordance with evolving regulation and market practice